EXHIBIT 99.1

AMENDED JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares of VisionChina Media Inc. and further agree that this Amended Joint Filing Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

The undersigned further agree that Amendment No. 4 to the Statement on Schedule 13D shall constitute the exit filing of Focus Media Holding Limited, and that as of such filing Focus Media Holding Limited shall no longer be a party to this Amended Joint Filing Agreement.

This Amended Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

[Signature Page to Amended Joint Filing Agreement Follows]

[Signature Page to Amended Joint Filing Agreement]

In evidence thereof the undersigned, being duly authorized, hereby execute this Amended Joint Filing Agreement this 12th day of May, 2015.

FOCUS MEDIA HOLDING LIMITED

By:	/s/ Jason Nanchun Jiang

Name:	Jason Nanchun Jiang
Title:	Chief Executive Officer

JJ MEDIA INVESTMENT HOLDING LIMITED

By:	/s/ Jason Nanchun Jiang

Name:	Jason Nanchun Jiang
Title:	Director

JASON NANCHUN JIANG

/s/ Jason Nanchun Jiang

FOCUS MEDIA INVESTMENT LIMITED

By:	/s/ Kit Leong Low

Name:	Kit Leong Low
Title:	Director

FOCUS MEDIA TECHNOLOGY (SHANGHAI) CO., LTD.

By:	/s/ Jason Nanchun Jiang
Name:	Jason Nanchun Jiang
Title:	Chairman